Capital Wealth Planning, LLC

CODE OF ETHICS

Effective Date: July 1, 2009

Capital Wealth Planning, LLC

840 111th Avenue North

Suite 10

Naples, FL 34108

Tel: 239-290-4351

Table of Contents

_____________________________________________________________________________

1.0  PREAMBLE

2.0  DEFINITIONS

3.0  CORE PRINCIPLES

3.1  Compliance with Laws, Rules and Regulations

3.2  Integrity, Objectivity and Competence

3.3  Conflicts of Interest

3.4  Confidentiality

3.5  Fair Dealing and Disclosure

4.0  PERSONAL SECURITIES TRANSACTIONS

4.1  General Standards

4.2  Prohibited Purchases and Sales

4.3  pre-Trade Approval Exceptions

4.4  Approval Procedures

5.0  REPORTING REQUIREMENTS

5.1  Reporting of Personal Securities Holdings

5.2  Reporting of Personal Securities Transactions

5.3  Review of  Reports

5.4  Exceptions from Reporting Requirements

6.0  PROHIBITED ACTIVITIES

6.1  Gifts and Gratuities

6.2  Directorships

6.3  Brokerage Accounts

6.4  Disclosure

6.5  Outside Business Activities

7.0  INSIDER TRADING

7.1   Policy Statement

7.2   Insider Trading

7.3   What is Inside Information

7.4   Who is an Insider

7.5   When is Information Material

7.6   When is Information Public

7.7   Possession of the Information Is Enough to Prohibit Trading

7.8   Tender Offers

7.9   Misappropriated Information

7.10 Restrictions on Disclosure of Company Inside Information

7.11 Insider Trading Procedures

7.12 Prevention

7.13 Detection

7.14 Watch Lists and Restricted Lists

7.15 Annual Review

7.16 Penalties

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

8.0  CODE VIOLATIONS

8.1  Overview

8.2  Reporting

8.3  Sanctions

9.0  REVIEW

9.1  Annual Review

9.2  Interim Review

10.0  TRAINING

10.1 Annual Training

10.2 New Employees

11.0  CODE WAIVERS

12.0  RECORDKEEPING

12.1 Requirements

12.2 Form ADV, Part II

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

1

1.0  PREAMBLE

This  Code  of  Ethics  (the  “Code”)  is  an  expression   of   Capital  Wealth  Planning,  LLC’s  (this

“Company”)  recognition  of  its  fiduciary  obligations  to  its  clients  and  its  duty  to  comply  with  all federal  and  state  securities  laws.  It  is  the  Company’s  intent  to  use  the  Code  to  set  out  ideals  for the  ethical  conduct  of  the  Company  and  its  employees  in  the  performance  of  their  investment advisory services. These ideals are premised on the fundamental principles of  openness, integrity,

honesty,  fairness  and  trust.  These  ideals  are both  an indication  of  the value the  Company  places on  the  ethical  conduct  of  its  employees  and  a  challenge  to  its  employees  to  live  up  to  the  high standards demanded by the investment advisory profession.

The Company strives to maintain the highest standards of  ethics and conduct in all of its business relationships.  The  Company’s  business  philosophy  is  that  its  clients  deserve  undivided  loyalty and  effort  and  that  their  interests  always  come  first.  The  Code  memorializes  this  philosophy through  written  standards  of  business  conduct  that  deter  wrongdoing  and  promote,  among  other things:

     Honest  and  ethical  conduct,  including  the  ethical  handling  of  actual  or  apparent conflicts of interest between personal and professional relationships;

     Compliance with all applicable securities laws, rules and regulations;

     The  protection  of  material  nonpublic  information  about  the  Company’s  securities recommendations and its clients’ securities holdings and transactions;

     Full, fair,  accurate and  timely  disclosure  by  Access  Persons  of  all  personal  securities transactions and holdings;

     Pre-clearance  by  Access  Persons  before  they  directly  or  indirectly  acquire  beneficial ownership in any security in an initial public offering or a private placement;

     The prompt internal reporting of violations of the Code; and

     Accountability for adherence to the Code.

Only  by  conducting  business  in  accordance  with  the  highest  ethical,  legal  and  moral  standards can this Company  achieve its goals.  Since corporate behavior begins with the individual behavior of  its  personnel,  the  Company  has  adopted  the  Code  so  that  its  Supervised  Persons  may  know the individual ethical, legal and moral standards expected of them.  All activities of the Company’s

Supervised Persons should be guided by and adhere to these standards.

It  is  a  condition  of  employment  with  the  Company  that  a  Supervised  Person  receives  a  copy  of the  Code  and  agrees  to  abide  by  the  Code.  (Exhibit  A:  Code  Acknowledgement)  The  Company

urges  each  Supervised  Person,  no  matter  how  long  or  short  a  time  he  or  she  may  have  been affiliated  with  the  Company,  to  study  this  Code  and  to  review  it  periodically.  Abiding  by  its  letter and  its  spirit  is  important  to  each  Supervised  Person’s  personal  success  and  to  the  collective success of  the Company.

2.0  DEFINITIONS

For purposes of  the Code, the following terms have the meanings specified in this section:

     “Access  Persons”  means  (a)  any  director,  trustee  or  officer  of  the  Company  or  (b)  any

Supervised   Person   of   the   Company   (i)   who   has   access   to   nonpublic   information

regarding  any  client’s  purchase  or  sale  of  securities,  or  nonpublic  information  regarding the  portfolio  holdings  of  any  reportable  fund  or  (ii)  who  is  involved  in  making  securities

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recommendations  to  clients,  or  who  has  access  to  such  recommendations  that  are nonpublic (Exhibit B: Supervised and Access Persons).

     “Advisers Act” means the Investment Advisers Act of  1940, as amended.

     “Automatic  Investment  Plan”  means  a  program  in  which  regular  periodic  purchases  (or withdrawals)  are made automatically in (or from) investment accounts in accordance with a  predetermined  schedule  and  allocation.  Automatic  Investment  Plan  shall  include  a dividend reinvestment plan.

     “Compliance  Manual”  means  the  compilation  of  compliance  policies  and  procedures developed  by  the  Company  in  accordance  with  federal  and  state  securities  laws  and regulations.

     “Covered  Security”  means  any  stock,  bond,  future,  investment  contract  or  any  other

instrument   that   is   considered   a   “security”   under   §202(a)(18)   of   the   Advisers   Act.

“Covered  Security”  does  not  include:  (i)  direct  obligations  of  the  Government  of  the

United  States;  (ii)  banker’s  acceptances,  bank  certificates  of  deposit,  commercial  paper

and   high-quality   short-term   debt   instruments,   including   repurchase   agreements;   (iii)

shares  of  money market funds;  (iv)  shares  of  mutual  funds  (unless  the  Company  acts  as an  investment  adviser  or  principal  underwriter  for  the fund);  (v)  units  of  a  unit  investment trust  if  the  unit investment trust  is invested  exclusively in  unaffiliated mutual funds;  or  (vi)

a   de   minimis  amount   of   shares  (i.e.   less  than   1000)   of   companies  with   a   market

capitalization of  over $5 billion.

     “Nonpublic  Personal  Financial  Information”  means  (i)  information  supplied  by  a  client;  (ii)

information  resulting  from  a  transaction  with  a  client  involving  a  financial  product  or service;  (iii)  information  otherwise  obtained  in  connection  with  the  Company  providing  a product  or  service  to  a  client.  Nonpublic  Information  includes  the  fact  that  the  entity  or individual  is  a  client  of  the  Company,  but  does  not  include  information  that  the  Company has a reasonable basis to believe is lawfully made “publicly available.”

     “Supervised  Persons”  means  (i)  any  of  the  Company’s  officers,  directors,  managers  (or other  persons  occupying  a  similar  status  or  performing  similar  functions);  (ii)  employees or members of  their immediate family (including any relative by blood or marriage living in the Supervised Person’s household), (iii) any other persons who provide advice on behalf of  the  Company  and  are  subject  to  the  Company’s  supervision  and  control;  and  (iv)  any temporary  workers,  consultants and independent  contractors of  the Company.  (Exhibit  B:

Supervised and Access Persons)

3.0

CORE PRINCIPLES

3.1  Compliance with Laws, Rules and Regulations

As  an  investment  adviser  registered  with  the  U.S.  Securities  and  Exchange  Commission,  the

Company  and its Supervised Persons  are subject  to (a)  regulation by federal  and state securities

authorities  and  (b)  federal   and  state  securities  laws.  The  Company  expects  its  Supervised

Persons  to  comply  with both the spirit  and letter  of  all federal  and  state securities laws,  rules  and

regulations   applicable   to   the   Company’s   investment   advisory   operations   and   business.

Supervised  Persons  should  seek  guidance  whenever  they  are  in  doubt  as  to  the  applicability  of any law, rule or regulation regarding any contemplated course of  action.

3.2  Integrity, Objectivity and Competence

A   Supervised   Person   shall   offer   and   provide   investment   advisory   services   with   integrity,

objectivity  and  competence.  Integrity  requires  a  Supervised  Person  to  be,  among  other  things,

honest   and   candid   within   the   constraints   of   client   confidentiality.   Integrity   requires   that   a

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Supervised Person’s advisory  services must  not  be subordinated to personal  gain and advantage.

Objectivity  requires  intellectual  honesty  and  impartiality.  The  principle  of  objectivity  imposes  an obligation  on  the  Supervised  Person  to  be  free  of  conflicts  of  interest.  Competence  requires  an adequate  level  of  knowledge  and  skill  and  the  ability  to  apply  that  knowledge  and  skill  effectively when providing investment advisory services to clients.

3.3  Conflicts of Interest

Each  Supervised  Person  should  be  scrupulous  in  avoiding  any  conflict  of  interest  with  regard  to

the  Company’s  or  a  client’s  interests.   A  “conflict  of  interest”  occurs  when  a  Supervised  Person’s

private  interest  interferes  with  the  interests  of  the  Company  or  a  client.   A  conflict  situation  can

arise  when  a  Supervised  Person  pursues  interests  that  prevent  the  Supervised  Person  from

performing  his  or  her  duties  objectively  or  effectively.    Any  conflict  of  interest  that  arises  in  a

specific  situation or transaction must  be disclosed by  the Supervised Person and resolved before taking any action.

Conflicts of interest may also arise where the Company or its Supervised Persons have reason to favor  the  interests  of  one  client  over  another  client  (e.g.,  larger  accounts  over  smaller  accounts,

accounts  compensated  by  performance  fees  over  accounts  not  so  compensated,  accounts  in which  Supervised  Persons  have  made  material  personal  investments,  accounts  of  close  friends

or   relatives   of   Supervised   Persons).   Supervised   Persons   are   specifically   prohibited   from

inappropriate  favoritism   of   one   client  over  another  client  that  would   constitute   a  breach   of

fiduciary duty.

Accordingly,  Supervised  Persons  are  reminded  to  strictly  adhere  to  the  policies  and  procedures as  set  forth in the  Compliance Manual  regarding  brokerage,  including,  allocation,  best  execution,

soft dollars, and directed brokerage.

3.4  Confidentiality

Supervised  Persons  must  exercise  care  in  maintaining  the  confidentiality  of  (a)  any  client’s  (or former  client’s)  Nonpublic  Personal  Financial  Information,  (b)  any  material  nonpublic  information about  the  Company’s  securities  recommendations  and  (c)  any  material  nonpublic  information about  clients’  (or  former  clients’)  securities  holdings  and  transactions.  Supervised  Persons  shall not  disclose  any  information  about  a  client  (or  former  client)  including  the  client’s  identity,  the client’s financial  circumstances,  the client’s security  holdings,  the securities investments made by the  Company  on  behalf  of  the  client,  information  about  the  client’s  contemplated  securities transactions  or  advice furnished  to  the  client  by  the  Company  without  the  specific  consent  of  the client (or former client) unless in response to proper legal process.

All   Supervised   Persons   are   required   to   comply   with   the   Company’s   Privacy   Policy   and

Information  Security  Policy  as  set  forth  in  the  Compliance  Manual.  Supervised  Persons  should consult  with  the  Chief  Compliance  Officer  if  they  believe  they  have  a  legal  obligation  to  disclose confidential  information.  The  obligation  to  preserve  the  confidentiality  of  this  information  shall continue after the Supervised Person’s association with the Company ends.

3.5  Fair Dealing and Disclosure

Supervised  Persons  shall  perform  investment  advisory  services  in  a  manner  that  is  fair  and reasonable.  Supervised  Persons  shall  endeavor  to  at  all  times  deal  fairly  with  the  Company’s clients  and  shall  not  seek  unfair  advantage  through  improper  concealment,  abuse  of  improperly

acquired  confidential  information,  or  misrepresentation  of  material  facts.    Supervised  Persons

shall  make  a  full  and  fair  disclosure  of  all  material  facts  to  the  Company’s  clients  and  such

disclosure  shall   be  accurate,  timely  and  understandable.  Supervised  Persons  shall   not  use

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knowledge  about  pending  or  currently  considered  securities  transactions  for  clients  to  profit personally, directly or indirectly, as a result of  such transactions.

4.0  PERSONAL SECURITIES TRANSACTIONS

4.1  General Standards

All  personal  securities  transactions  shall  be conducted in  such  a manner  as  to be  consistent  with this  Code  and  to  avoid  any  actual  or  potential  conflict  of  interest  or  any  abuse  of  an  Access

Person’s position of trust and responsibility.

4.2  Prohibited Purchases and Sales

All   personal   securities   transactions   of   an   Access   Person   shall   be   subject   to   the   following

prohibitions,  procedures  and  approvals.  No  Access  Person  may  purchase,  directly  or  indirectly,

any  Covered Security in which he or  she has,  or  because of  such transaction acquires,  any  direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale, is (a) the subject of an initial public offering; (b), if such transaction is not in the open market;

or  (c)  if  such  transaction  is  made  pursuant  to  any  exemption  from  the  registration  provisions  of the  federal  securities  laws,  unless  such  transaction  has  been  approved  in  advance  by  the  Chief

Compliance Officer.

4.3  Approval Procedures

To  obtain  pre-approval  for  the  purchase  or  sale  of  a  Covered  Security  pursuant  to  section  4.2 above, the Access Person must  submit  a Trade Approval Form  (Exhibit  C:  Trade Approval Form)

to the Chief  Compliance Officer.

5.0  REPORTING REQUIREMENTS

5.1  Reporting of Personal Securities Holdings

All  Access  Persons  must  submit  a  personal  securities  holdings  report  (the  “Holdings  Report”)

(Exhibit  D:  Holdings  Report).  The  Holdings  Report  must  be  submitted  (a)  no  later  than  ten  (10)

days  after  an  individual  becomes  an  Access  Person  and  (b)  at  least  once  each  twelve-month period  thereafter.  The information  contained  in  the  Holdings  Report  must  be  current  as  of  a  date not more than (i) forty-five (45) days prior to the date the individual becomes an Access Person or

(ii)  forty-five  (45)  days  prior  to  the  date  the  Access  Person  submits  the  twelve-month  report.  An

Access  Person  may  provide  the  Company  with  duplicate  account  statements  in  lieu  of  the

Holdings Report.

5.2  Reporting of Personal Securities Transactions

All   Access   Persons   must   submit   personal   securities   transaction   reports   (the   “Transactions

Report”)  (Exhibit  E:  Transactions  Report).  The  Transactions  Report  must  be  submitted  no  later than  thirty  (30)  days  after  the  end  of  each  calendar  quarter.  The  information  contained  in  the

Transactions  Report  must  cover  all  transactions made by  the  Access  Person  during  that  quarter.

An  Access  Person  may  provide  the  Company  with  duplicate  trade  confirmations  in  lieu  of  the

Transactions Report.

5.3  Review of Reports

The Chief Compliance Officer shall review all Holdings Reports and Transactions Reports to:

(a)  Assess whether the Access Person followed required procedures;

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(b)  Assess  whether  the  Access  Person  is  trading  for  his  or  her  own  account  in  the  same securities  he  or  she  is  trading  for  clients,  and,  if  so,  whether  the  clients  are  receiving terms as favorable as the Access Person takes for him or herself;

(c)   Periodically  analyze  the  Access  Person’s  trading  for  patterns  that  may  indicate  abuse

(such as market timing);

(d)  Investigate  any  substantial  disparities  between  the  quality  of  performance  the  Access

Person   achieves   for   his   or   her   own   account   and   the   quality   of   performance   the

Supervised Person achieves for his or her clients’ accounts; and

(e)  Investigate   any   substantial   disparities   between   the   percentage   of   trades   that   are

profitable when the  Access Person trades for  his or  her  own account  and the percentage of  trades  that  are  profitable  when  the  Access  Person  trades  for  his  or  her  clients’

accounts.

5.4  Exceptions from Reporting Requirements

An Access Person is not required to submit a:

(a)  Holdings Report with respect to securities held in accounts over which the Access Person does not have any direct or indirect control;

(b)  Transactions  Report   with  respect  to  transactions  effected  pursuant  to  an  Automatic

Investment Plan;

(c)   Transactions  Report  if  the  report  would  duplicate  information  contained  in  broker  trade confirmations or  account  statements that  the Company holds in its records,  provided that the  Company  receives  such  confirmations  or  statements  no  later  than  thirty  (30)  days after the end of the applicable calendar quarter; or

(d)  Transactions   Report   or   a   Holdings   Report   with   respect   to   transactions   or   holdings

involving a security that is not a Covered Security.

6.0  PROHIBITED ACTIVITIES

6.1  Gifts; Gratuities and Rebates

A   conflict   of   interest   occurs   when   the   personal   interests   of   employees   interfere   or   could

potentially  interfere  with  their  responsibilities  to  the  Company  and  its  clients.  The  overriding principle is that  a Supervised Person  should not  accept  inappropriate gifts, favors,  entertainment,

special  accommodations,  or  other  thanks  of  material  value  that  could  influence  their  decision-

making or make them feel beholden to a person or company.

Accordingly, no Supervised Person may:

     Receive,  solicit  or  accept  any  gift,  service  or  other  thing  of  more  than  de  minimis  value from  any person or entity that transacts business with or on behalf of the Company;

     Give or offer to give any gift  of more than de minimis value to existing clients,  prospective clients,  or  any  entity  that  transacts  business  with  or  on  behalf  of  the  Company  without pre-approval by the Chief Compliance Officer;

     Give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that transacts business with or on behalf of the Company;

     Rebate,   directly   or   indirectly,   to   any   person,   firm   or   corporation   any   part   of   the

compensation received by the Company or the Supervised Person;

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     Provide or  accept  extravagant  or  excessive entertainment  to or from  a client,  prospective client,  or  any  person  or  entity  that  does  or  seeks  to  do  business  with  or  on  behalf  of  the

Company.  Supervised  Persons  may  provide  or  accept  a  business  entertainment  event,

such  as  dinner  or  a  sporting  event,  of  reasonable  value,  if  the  person  or  entity  providing the entertainment is present; or

     Use  his  or  her  position  with  the  Company  to  obtain  anything  of  value  from  a  client,

supplier,  person  to  whom  the  employee  refers  business,  or  any  other  entity  with  which the Company does business.

All Supervised Persons are required to complete a Gift Report  (Exhibit  F: Gift  Report Form)  when accepting or providing a gift.

6.2  Directorships

Because of  the high potential for  conflicts of  interest  and insider  trading problems,  no  Supervised

Person may  serve as director  of  any  company,  whether for-profit,  non-profit  or  charitable,  without

first  obtaining  the  approval  of  Chief  Compliance  Officer.   Any  such  approval  shall  be  based  on  a

determination  by  the Chief  Compliance Officer that  such  board  service will  be consistent  with the interests  of  the  clients  of  the  Company  and  that  such  Supervised  Person  will  (i)  be  isolated from those making investment  decisions with respect  to such company  by  appropriate procedures  and

(ii)  recuse  himself  or  herself  from  voting  upon  any  decisions  by  the  board  as  to  whether  such

company  should   engage   (or   extend   or  terminate  the   engagement   of)  the   Company   as  an

investment adviser.

6.3  Brokerage Accounts

Supervised  Persons  may  not  open  or  maintain  brokerage  accounts  or  place  personal  securities transaction  with  a  broker  that  has  not  been  approved  by  the  Chief  Compliance  Officer.  The

Company  shall  maintain  a  list  of  approved  brokerage  accounts  for  each  Supervised  Person.

(Exhibit G: Brokerage Account Form)

6.4  Disclosure

No   Supervised   Person   may   recommend,   implement   or   attempt   to   cause   any   securities

transactions  by  a  client  or  participate  in  any  investment  decision  without  disclosing  his  or  her material  beneficial  ownership,  business  or  personal  relationship,  or  other  material  interest  in  the issuer  or  its  affiliates,  to the  Chief  Compliance Officer. If  the Chief  Compliance Officer  deems  the disclosed interest  to present  a material  conflict, the  Supervised Person may  not participate in any decision-making process regarding the securities of  that issuer.

6.5  Outside Business Activities

A  Supervised Person may  not  engage in any  outside business activity  that involves the receipt  of

compensation,   either   directly   or   indirectly,  from   any   other   person   or   entity   other   than   the

Company,  without  first  obtaining the  written  approval  of  Chief  Compliance Officer.  All  Supervised

Persons   are   required   to   complete   an   annual   questionnaire   detailing   any   outside   business

activities (Exhibit H: Outside Business Activity Questionnaire).

7.0  INSIDER TRADING

7.1  Policy Statement

The  Company  forbids  all  personnel,  either  personally  or  on  behalf  of  others,  to  trade  on material nonpublic  information  or  to  communicate  material  nonpublic  information  to  others  in  violation  of

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the  law.  In  addition,  the  Company  discourages  its  Supervised  Persons  or  other  employees  from seeking or knowingly obtaining material, nonpublic information.

An  employee  of  the  Company  may  not  buy  or  sell  securities  for  their  personal  portfolio(s)  where their decision is substantially derived, in whole or in part, by reason of  his or her  employment with the Company unless the information is also available to the investing public on reasonable inquiry.

No employee of the Company shall prefer his or her own interest to that of the Company’s clients.

The  Company  is  committed  to  providing  absolute  client  confidentiality.  Employees  may  not communicate material nonpublic information to any party outside of the Company.

7.2  Insider Trading

Insider  trading  is  defined  as  the  buying  or  selling  of  a  security,  in  breach  of  a  fiduciary  duty  or other  relationship  of  trust  and  confidence,  while  in  possession  of  material,  nonpublic  information

about   the   security.   Insider   trading   violations   may   also   include   “tipping”   such   information,

securities trading by the person “tipped,” and securities trading by those who misappropriate such information.

Insider  trading  is  the  trading  that  takes  place  when  those  privileged  with  confidential  information about  important  events  use  the  special  advantage  of  that  knowledge  to  reap  profits  or  avoid losses  on  the  stock  market  to  the  detriment  of  the  source  of  the  information  and  the  typical investors  who  buy  or  sell  their  stock  without  the  advantage  of  “inside”  information.  For  purposes of  insider  trading,  a  person  trades  on  the  basis  of  material  nonpublic  information  if  a  trader  is

“aware”  of  the  material  nonpublic  information  when  making  the  purchase  or  sale.  While  the  law concerning insider trading is not static, it is generally understood that the law prohibits:

1.    Trading by an insider while in possession of material nonpublic information;

2.    Trading by a non-insider  while in possession of material  nonpublic information,  where the information  either  was  disclosed  to  the  non-insider  in  violation  of  the  insider’s  duty  to keep it confidential or was misappropriated; and

3.    Communicating material nonpublic information to others.

7.3  What is Inside Information?

“Inside  Information”  means  material  information  about  securities  that  has  not  been  disseminated to,  or is not  generally available to, the general public (also referred to in conversation as “material non-public information”).

7.4  Who is an Insider?

The  rule  against  insider  trading  prohibits  trading  while  in  possession  of  information  which  is received,  directly  or  indirectly,  from  an  “Insider”  who  discloses  that  information  through  a  breach

of  duty.    The  concept  of  an  “Insider”  is  broad.    It  includes  officers,  directors,  members,  and

employees  of  a  company.   In  addition,  a  person  can  be  a  “temporary  insider”  if  he  or  she  enters into  a special  confidential  relationship in the  course  of  performing  services for  the  Company  and,

as a result, is given access to information solely for the company’s purposes.  A temporary insider

can   include,   among   others,   a  company’s  attorneys,   accountants,   consultants,   bank  lending

officers,  and  the  employees  of  such  organizations.   In addition,  the  Company  and/or  its  affiliates

may  become  a  temporary  insider  of  companies  that  the  Company  advises  or  for  which  the

Company performs other services.

If  an  employee    receives,  either  directly  or  indirectly,  material,  nonpublic  information  from  an

“Insider,”  the  employee  must  not  trade  in  the  security  to  which  the  information  pertains.   If  an

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employee  does  not  know the  ultimate source  of  the information  received,  the  employee must  not trade  in  the  securities  until  the  employee  has  taken  reasonable  steps  to  assure  that  the  ultimate

source  of  the  information  is  not  an  “Insider.”   When  an  employee  does  not  know  the  ultimate

source  of  the  information,  there  is  a  risk  that  the  information  was  initially  leaked  by  an  “Insider”

through  the  breach  of  a  duty.    The  reason  for  taking  steps  to  ascertain  the  source  of  the

information is to reduce that  risk.   If  an employee learns that  the source of  material information is an  “Insider,”  the  employee must  not  trade  in  the  security  to  which  the  information  pertains  until  it is ascertained that the information is public.

While  the  rule  against  insider  trading  is  dependent  upon  a  showing  that  the  Insider  who  leaked the  information  did  so  through  a  breach  of  duty,  it  will,  in  most  instances,  be  very  difficult  to ascertain  whether  such  a  breach  occurred  in  connection  with  the  release  of  information.  There are  various  contexts  in  which  a  person  breaches  a  duty  by  transmitting  material,  non-public

information.   For  example,  an  officer  of  an  issuer  violates  his  duty  if  he  intentionally  transmits material, non-public information concerning the company  without  any justifiable business purpose and the officer  knows or  should know that  the recipient of  the information will  trade in the issuer’s

securities  after  receiving  such  information.    A  secretary  of  a  law  firm  working  on  a  merger

breaches her  duty  to the law firm  by revealing information about  the issuer  which is the subject of

the  merger.   The  printer  at  a  print  shop  who  is  working  on  disclosure  documents  which  have  not yet  been filed with the SEC breaches his duty to his employer  by disclosing information about the impending transaction.

Because it  is  difficult  to know whether  an Insider  is  breaching a duty  by  disclosing information,  as a cautionary  measure, employees should not trade in a security when the employee has received material,  non-public  information  about  the  security  from  an  Insider,  regardless  of  whether  the employee  has  been  able  to  ascertain  that  the  information  was  disclosed  in  connection  with  a breach of a duty.

7.5  When is Information Material?

Information  is  “material”  if  its  disclosure  would  be  likely  to  have  an  impact  on  the  price  of  a security  or if  reasonable investors would want  to know the information.  Either  positive or  negative

information   may   be   material.   While   it   is   not   possible   to   define   all   categories   of   material

information,  there  are  various  categories  of  information  that  are  particularly  sensitive  and,  as  a general rule, should always be considered material.

Examples of  such information include:

     Financial results;

     Projections of future earnings or losses;

     News of  a pending or proposed merger;

     Acquisitions/Divestitures;

     Impending bankruptcy or financial liquidity problems;

     Gain or loss of  a substantial customer or supplier;

     Changes in dividend policy;

     New product announcements of  a significant nature;

     Significant pricing changes;

     Stock splits;

     New equity or debt offerings;

     Significant litigation exposure due to actual or threatened litigation; or

     Major changes in senior management.

Information relating to the market for  a security,  such as a significant purchase or  sale order, also

may  be  material.  If   an  employee  is  not  sure   whether  information  received  is  material,  the

employee should discuss it with the Chief Compliance Officer before trading on such information.

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The  Securities  and  Exchange  Commission  (the  “SEC”)  considers  one  kind  of  information  --

earnings guidance --  to virtually  always be material.   When an issuer  official  engages in a private

conversation  with  a  portfolio  manager  who  is  seeking  guidance  about  earnings  estimates,  the issuer  official is taking on a high degree risk that he or she may be disclosing  material,  non-public

information.   If  the  issuer  official  communicates  non-public  information  selectively  to  the  portfolio manager  that  the  Company’s  anticipated  earnings  may  be  higher  than,  lower  than,  or  even  the same  as,  what  analysts  have  been  forecasting,  there  is  a  risk  that  the  issuer  official  is  violating

Regulation FD which prohibits selective disclosure of material non-public information.

While a portfolio manager who receives such selective disclosure is not subject to the prohibitions of  Regulation  FD,  a  portfolio  manager  should,  nevertheless,  avoid  soliciting  such  selectively

disclosed   information.     In   this   regard,   a   portfolio  manager   should   be   wary   of   the   kind   of

information  received  from  an  issuer  official  immediately  following  the  end  of  an  issuer’s  fiscal

quarter  or  year  end  before  the  results  of  the  fiscal  period  are  publicly  released.   This  does  not

mean  that  conversations  with  issuer  officials  are  prohibited  during the  period  between  the  end  of a fiscal period and the issuer’s public release of earnings information; it just means that a portfolio manager  should be cautious in such conversations and, if  the information received is too specific,

the  portfolio  manager  should  refrain  from  trading  until  the  portfolio  manager  has  discussed  the information received with the Chief  Compliance Officer.

The  Company’s  research  efforts  may  sometimes  include  contacting  customers  and  suppliers  of

an  issuer  and  visiting  retail  or  distribution  centers  for  the  issuer’s  products.    When  such  field

research  is  conducted,  a  portfolio  manager  should  always  use  your  actual  name.    It  is  not

necessary  to  disclose  your  affiliation  with  the  Company,  but  a  portfolio  manager  should  not

affirmatively  misrepresent  such  affiliation.   It  is  permissible  to  discuss  the  issuer  with  employees of the issuer to obtain general information; however, if  a portfolio manager believes that he or she may  have  received  material,  non-public  information,  the  portfolio  manager  should  discuss  what was  received  with  the  Chief  Compliance  Officer  in  order  to  evaluate  the  Company’s  ability  to trade in the securities to which the information pertains.

Lastly,  an employee should understand that,  although employees are not  permitted to trade while in  possession  of  material,  non-public  information  which  emanated  from  an  Insider  who  breached their  duty, the  SEC itself  has  recognized  that  it  is  permitted  to gather  non-material  pieces  of  non-

public  information  “to  create  a  mosaic  from  which  a  material,  non-public  conclusion  may  be drawn” as the insider trading laws are not intended to restrict such activity and analysis.

7.6  When is Information Public?

Information  is  “public”  when  it  has  been  disseminated  broadly  to  investors  in  the  marketplace.

Tangible  evidence  of  such  dissemination is  the  best  indication  that  the  information is  public.   For

example, information is public after it has become available to the general public through a public filing  with  the  SEC,  publication  on  the  Dow  Jones  Newswires,  The  Wall  Street  Journal  or  some other  publication of  general circulation and after sufficient time has passed so that  the information has been disseminated widely.

If  an  employee  is not  sure  whether  information  received  is  public,  the employee  should  discuss  it with the Chief Compliance Officer before trading on such information.

Information furnished by an issuer in a web cast or conference call which is publicly announced in advance  and  made  available  to  analysts,  investment  managers  and  the  general  investing  public

also  would  be  deemed  public.   On the  other  hand, information provided  by  an officer  of  an issuer in  a  one-on-one  private  conversation  with  a  portfolio  manager  would  generally  not  be  deemed

public  information.    Consequently,  portfolio  managers  should  be  careful  in  having  one-on-one conversations  with  Insiders  since  it  is  possible  that  material  information  which  has  not  yet  been

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publicly  disseminated  might  be  disclosed  in  such  conversations.    If  it  is,  a  portfolio  manager

should not trade in the subject security until the information is public.

Rumors  do  not  necessarily  constitute public  information.   If  the  so-called  “rumor” is  reported  as  a

rumor in the financial  press,  then you  can consider  it  public.   However, if  it  is  not  disseminated in

a  manner  that  constitutes  “public”  information  as  described  above  you  run  the  risk  that  the information is non-public and, if it is both material and was disclosed, directly or indirectly, through

the  breach  of  a  duty,  you  may  be  prohibited  from  trading  on  the  basis  of  it.   That  is  why  you

should always try to ascertain the original source of  information that you receive.  One acceptable way  to  determine  whether  a  “rumor”  is  publicly  available  would  be  to  call  the  issuer’s  public relations  officer  and  inquire  as  to  whether  the  company  has  publicly  confirmed  or  denied  the

rumor.    You  should  not  contact  any  other  officer  or  employee  of  the  issuer  to  determine  the accuracy  of  a  rumor  because  a  confirmation  or  a  denial  of  the  rumor  could,  in  itself,  constitute non-public information.

Before  information  can  be  considered  to  be  generally  available,  a  reasonable  period  must  have elapsed after the information was first made known for the information to be disseminated among investors.  Generally,  this  means  that  a  person  who  has  access  to  inside  information  should  wait

72 hours after that information is announced publicly before dealing in securities.

7.7  Possession of the Information Is Enough to Prohibit Trading

The  SEC  takes  the  position  that  a  party  who  is  in  possession  of  improperly  obtained  material,

non-public  information  concerning  an issuer  may  not  trade  in the issuer’s  securities  regardless  of

whether  the  person  is  relying  on  the  information  in  making  the  trade.    According  to  the  SEC,

possession is enough to create liability, and it is not a defense to an insider trading violation that a person did not rely upon the information they possessed when the trade was made.

7.8  Tender Offers

Tender  offers  represent  a  particular  concern  in  the  law  of  insider  trading  for  two  reasons.   First,

tender  offer  activity  often  produces  extraordinary fluctuations  in the  price of  the target  company’s

securities.    Trading  during  this  time  period  is  more  likely  to  attract  regulatory  attention  (and

produces a disproportionate percentage of  insider  trading cases).   Second,  the SEC has adopted

a  rule  which  expressly  forbids  trading  and  “tipping”  while  in  possession  of  Inside  Information regarding a tender  offer received from  the tender offeror, the target company or  anyone acting on

behalf  of  either.    The  Company’s  employees  should  exercise  particular  caution  any  time  they believe that they may have become aware of  any non-public information (regardless of  how trivial such information may be) relating to a tender offer.

7.9  Misappropriated Information

There may  be circumstances  in  which  an  employee  may  obtain information  about  an issuer  from persons  who  are  not  employed  by,  or  owe  a  duty  of  confidentiality  to,  the  issuer  and  are  not

deemed  to  be  Insiders  or  Temporary  Insiders.   Such  non-insiders  may  be  persons  who  have,  or

are  employed  with  companies  who  have,  arms-length  dealings  with  the  issuer,  such  as  vendors

and  suppliers.  “Non-insiders”  should  be  distinguished  from  “quasi-insiders.”    A  quasi-insider  is

someone   who   possesses  a   relationship   with   the  issuer   which   gives  him   or   her  access  to

confidential information about the issuer and has a duty to keep such information confidential.  An

attorney,  accountant  or  consultant  to  the  issuer  are  typical  examples  of  quasi-insiders.    An

employee should not solicit or obtain information about the issuer from quasi-insiders.

While  an  employee  should  not  solicit  information  from  quasi-insiders,  it  is  permissible  for  an

employee to solicit information from  non-insiders concerning the issuer.   An employee should not,

under  any  circumstances,  however,  provide  any form  of  payment  or  item  of  value to non-insiders

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in exchange for the information.  In addition,  an employee should understand that an employee of a non-insider entity such as a supplier, vendor or other entity which has arms-length dealings with the issuer, while not owing a duty of confidentiality to the issuer, may owe a duty to his or her own employer  not  to  disclose  confidential  information  to  persons  such  as  analysts  or  fund  managers.

Though  an  employee may  not  know,  in a  particular  situation,  whether  such  employee  has  a  duty of  confidentiality,  if  an  employee  does  learn,  based  on  the  circumstances,  that  the  employee would  be  breaching  any  duty  to  his  employer  by  disclosing  the  information,  the  employee  should not obtain such information from that person.

7.10  Restrictions on Disclosure of Company Inside Information

It  is  possible  that  material  nonpublic information may  be  obtained from  time to time in the  course

of  employment  related  activities  performed  on  behalf  of  the  Company.   The  Company’s  officers

and  employees  may  not  disclose  any  inside  information  (whether  or  not  it  is  material)  relating  to the  Company,  its  investors  or  any  securities  transactions  to  any  person  outside  the  Company

unless  such  disclosure  has  been  authorized  by  the  Company’s  Chief  Compliance Officer.   Inside

information  may  not  be  communicated  to  anyone  inside  or  outside  of  the  Company,  except

among  the  Company’s  deal  team  members  on  a  “need  to  know”  basis.   This  information  must

also  be  secured.   For  example,  employes should  restrict  access  to  paper  files  and  computer  files and  be  aware  that  conversations  containing  inside  information,  if  appropriate  at  all,  should  be conducted in private.

7.11  Insider Trading Procedures

Any question as to what constitutes material nonpublic information should be resolved in the most conservative  fashion  (i.e.  that  the  determination  be  made  that  the  information  in  question  is material nonpublic information) or the question should be referred to the Chief Compliance Officer or his or her designee.

Before trading in securities  of  a company  about  which you may  have potential inside information,

ask the following questions:

Is the information material?

     Is   this  information   that   an  investor   would   consider   important  in   making   his   or   her

investment decisions?

     Is  this  information  that  would  substantially  affect  the  market  price  of  the  securities  if generally disclosed?

Is the information public?

     To whom  has the information been provided?

     Has   the   information   been   effectively   communicated   to   the   marketplace   by   being

published  in a publication(s)  of  general  circulation (i.e. The Wall  Street  Journal,  The New

York Times) or on the Internet via a recognized and legitimate web site?

If  an  employee  receives  information  that  may  constitute  material,  nonpublic  information,  the employee:

     Should not  buy  or  sell  any  securities, including options or  other  securities convertible into or  exchangeable  for  such  securities,  for  a  personal  or  related  person  account  or  a  client account;

     Should  not  communicate  such  information  to  any  other  person  (other  than  the  Chief

Compliance Officer); and

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     Should discuss promptly such information with the Chief Compliance Officer.

Under no circumstances should information that may constitute material, nonpublic information be shared with any persons not employed by the Company, including family members and friends.

7.12  Prevention

All   employees   should   take   the   following   steps   to   safeguard   the   confidentiality   of   inside

information:

     Do  not  discuss  confidential  information  in  public  places  such  as  elevators,  hallways,

restrooms or at social gatherings;

     To  the   extent  practicable,  limit   access  to   the   Company’s  offices  where   confidential

information could be observed or overheard to employees  with a business need for being in the area;

     Avoid   using   speakerphones   in   areas   where   unauthorized   persons   may   overhear

conversations;

     Exercise  care  to  avoid  placing  documents  containing  confidential  information  in  areas where  they  may  be  read  by  unauthorized  persons  and  store  such  documents  in  secure locations when they are not in use; and

     Properly  destroy  copies  of  confidential  documents  no  longer  needed  or  not  otherwise required to be maintained under federal securities laws.

7.13  Detection

The  Chief  Compliance  Officer  shall  periodically  review  the  Quarterly  Transactions  Reports  and

Personal  Securities  Holdings  reports  (together  with  any  brokerage  statements)  of  the Company’s

Supervised  Persons  to  ensure  that  no  insider  trading  is  taking  place.  The  Chief  Compliance

Officer shall  also  make sure that  all  employees of  the Company  adhere to the personal  securities transactions and reporting requirements set forth in the Company’s Code of  Ethics.

7.14  Watch Lists and Restricted Lists

Whenever the Chief  Compliance Officer determines that  an employee is in possession of material non-public information with respect  to a company  such company  will either  be placed on a Watch

List  or  on  a  Restricted  List.   If  the  Company  is  placed  on  a Watch  List,  the flow of  information  to other  Company  personnel  will  be  restricted  in  order  to  allow  such  persons  to  continue  their ordinary  investment  activities.  If  the  Chief  Compliance Officer  determines  that  material  nonpublic information  is  in  the  possession  of  an  employee  and  cannot  be  adequately  isolated  through  the

use  of  the Watch  List,  the  company  will  be  placed  on  the  Restricted  List.   The  Chief  Compliance

Officer  will  also  have  the  discretion  of  placing  a  company  on  the  Restricted  List  even  though  no breach  of  the  Watch  List  has  or  is  expected  to  occur  with  respect  to  the  material  nonpublic information about the company.

The  Chief  Compliance  Officer  will  be  responsible  for  determining  whether  to  remove  a  particular company  from  the  Watch  List  or  Restricted  List.  The  only  persons  who  will  have  access  to  the

Watch  List  or  the  Restricted  List  are  such  persons  who  are  affected  by  the  information.    The

Watch  List  and  the  Restricted  List  are  highly  confidential  and  should  not  be  discussed  with  or disseminated to anyone other than the persons noted above.

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7.15  Annual Review

The Chief  Compliance Officer  shall  discuss insider  trading issues with each employee each year.

The  review  shall  emphasize  the  necessity  to  continually  maintain  client  confidentiality,  to  avoid insider  trading,  and  to  comply  with  the  Company’s  Code  of  Ethics.  An  employee’s  execution  of the  Insider  Trading  Affidavit  (Exhibit  I:  Insider  Trading  Affidavit)  is  an  acknowledgment  of  that employee’s understanding of these topics.

7.16  Penalties

Civil  and  criminal  penalties  for  trading  on  or  communicating  material  nonpublic  information  are severe,  both  for  individuals  involved  in  such  unlawful  conduct  and  their  employers  and  other

controlling  persons.   A  person  can  be  subject  to  some  or  all  of  the  penalties  below  even  if  he  or she does not personally benefit from the violation.

Penalties include:

     Civil injunctions;

     Treble damages;

     Disgorgement of profits;

     Jail sentences (up to 10 years) for each violation;

     Fines for  the person  who  committed the violation  of  up to three times  the profit  gained  or loss avoided, whether  the person actually benefited or the benefit accrued to a “tippee”  of that person; and

     Severe monetary fines for the employer or other controlling person (i.e., supervisors).

EACH  EMPLOYEE  HAS  THE  ULTIMATE  RESPONSIBILITY  FOR  COMPLYING  WITH  THE

PROCEDURES FOR THE HANDLING OF INSIDE INFORMATION.

8.0  CODE VIOLATIONS

8.1  Overview

The Code does not  attempt to identify  all  possible conflicts of  interest,  and literal  compliance with each of  its specific  provisions will  not shield Supervised Persons from liability for  personal  trading or other conduct that violates a fiduciary duty to advisory clients.

8.2  Reporting

Each  Supervised  Person  is  expected  to  discharge  his  or  her  responsibilities  in  full  compliance with  the Code.  Each Supervised  Person  is  responsible for the  prompt  reporting of  any  existing  or potential  violations  of  the  Code  to  the  Chief  Compliance  Officer  (Exhibit  J:  Code  Violations).

Failure to do  so is itself  a violation of  the  Code.  No Supervised  Person  shall  retaliate  against  any other  Supervised  Person  for  reports  of  potential  violations  that  are  made  in  good  faith.  Any  such retaliation would be in itself  considered a violation of the Code.

8.3  Sanctions

Any  violations  discovered  by  or  reported  to  the  Chief  Compliance  Officer  shall  be  reviewed  and investigated promptly.  Any disciplinary action shall be based on, among other things, the severity of  the  infraction,  whether  it  is  a  first  or  repeat  offense,  and  whether  it  is  part  of  a  pattern  of disregard  for  the  letter  and  intent  of  this  Code.  Upon  recommendation  of  the  Chief  Compliance

Officer,   the   Company   may   impose   such   sanctions   for   violation   of   the   Code   as   it   deems

appropriate,  including,   but   not  limited  to,   a  letter   of   censure,   suspension   or   termination   of

employment,   reversal   of   a   securities   trade   at   the   violator’s   expense   and   risk,   including

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disgorgement  of  any  profit;  and,  in  serious  cases,  referral  to  law  enforcement  or  regulatory authorities.  The  Company  shall  keep  a  record  of  Code  violations  and  any  disciplinary  actions taken pursuant to this Section 8.3. (Exhibit K: Disciplinary Actions).

9.0  REVIEW

9.1  Annual Review

Annual  review of  the Code is an important  component of  the Company’s ongoing process of  self-

evaluation  and  review of  compliance  procedures.  The  Chief  Compliance  Officer  shall  perform  an annual  review  of  the  policies  and  procedures  contained  in  this  Code  to  determine  whether  such policies and procedures are adequate and effective. In undertaking such annual  review,  the Chief

Compliance Officer shall consider the following factors:

1.    Compliance matters that arose during the prior year;

2.    Any changes in the Company’s business activities or relationships; and

3.    Any changes to applicable securities laws or regulations that may prompt revision to such policies and procedures.

9.2  Interim Review

The  Chief  Compliance  Officer  shall  undertake  an  interim  review  of  policies  and  procedures

contained   in   this  Code   in   response   to   significant  compliance   events,   changes  in   business

arrangements or regulatory developments.

10.0  TRAINING

10.1  Annual Training

Training shall take place periodically at the discretion of the Chief  Compliance Officer, but no less than annually. All Supervised Persons shall be required to attend any training session or read any applicable  materials.  Supervised  Persons  are  required  to  recertify  annually  that  they  have  read and understand the Code.

10.2  New Employees

New  employees  to  the  Company  will  be  required  to  attend  an  orientation  session  that  explains their obligations under the Code.

11.0  CODE WAIVERS

The  Chief  Compliance  Officer  has  the  authority  to  waive  any  provision  of  this  Code,  provided,

however, that such waiver does not result in violation of  applicable federal or state securities laws.

The Chief  Compliance Officer shall record in writing all instances where a waiver to this Code has been  granted,  the  person  requesting  such  waiver,  the  reason  the  waiver  was  requested  and  the reason the waiver was granted.

12.0  RECORDKEEPING REQUIREMENTS

12.1  Recordkeeping Requirements

The Company shall be required to keep:

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

(a)  A copy of  the Code that is in effect or has been in effect at any time within the last five (5)

years;

(b)  A record of any violation of the Code and of  any action taken as a result of the violations;

(c)   A  record of  all Supervised Persons’ written acknowledgement of  receipt of  the Code (and any amendments to the Code);

(d)  A  record  of  all  Supervised  Persons’  written  acknowledgement  of  annual  receipt  of  the

Code;

(e)  A  record  of  each  Holdings  Report  and  Transactions  Report  submitted  by  Supervised

Persons;

(f)  A  record of  the names of  persons who are currently, or within the past five (5) years were,

Supervised Persons;

(g)  A  copy  of  Trade  Approval  Forms  for  at  least  five  years  after  the  end  of  the fiscal  year  in which the approval is granted or denied; and

(h)  A copy of any waivers to Code provisions or procedures granted by the Chief  Compliance

Officer.

12.2  Form ADV Part II

The Company  shall describe the Code on Schedule F of  Form  ADV Part II  (Item  9)  and state that the Company will provide a copy of the Code to any client or prospective client upon request.

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit A

CODE OF ETHICS ACKNOWLEDGEMENT

By signing in the space provided below, you certify that:

1.

You have received a copy of the Capital Wealth Planning, LLC Code of  Ethics;

2.

You  have  read  and  understand  all  provisions  of  the  Capital  Wealth  Planning,  LLC  Code of Ethics;

3.

You  have  agreed  to  comply  with  the  terms  of  the  Capital  Wealth  Planning,  LLC  Code  of

Ethics; and

4.

You  acknowledge  that  you  have  a  continuing  obligation,  even  after  your  employment,  to safeguard  material  nonpublic  and  other  confidential  information  acquired  as  a  result  of your employment with Capital Wealth Planning, LLC.

Signature:

______________________________

Name:

______________________________

Title:

______________________________

Date:

______________________________

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit B

SUPERVISED PERSONS AND ACCESS PERSONS

Name

Type

Positions

Start Date

Termination Date

Held

Kevin Simpson

Access

President

CCO

June 30, 2009

Portfolio

Manager

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit C

TRADE APPROVAL

Employee Name

Account Name & Number

Date of Transaction

Security Name

Security Symbol

Number of Shares

Transaction Type (Buy or Sell)

Limit or Stop Loss (Yes or No)

Name of Broker

I  hereby  certify that  I have read and understand  the Capital Wealth Planning,  LLC Code  of  Ethics

and  that  this  transaction  is  being  made  in  compliance  with  all  aspects  of  Company’s  policies.

Further, I certify that I  am  not aware of  any material,  non public information concerning this issuer or  the  market  for  its  securities.  Nor  am  I  aware  of  any  plans  of  the  Company  to  purchase  this security for the Company’s clients.



THIS  TRANSACTION  DOES  NOT  INVOLVE  THE  ACQUISITION  OF  SECURITIES  IN

AN INITIAL PUBLIC OFFERING OR A PRIVATE PLACEMENT.



I  AM  NOT  AWARE  OF  ANY  CONFLICT  OF  INTEREST  WITH ANY  CLIENT  ACCOUNT

THAT  WOULD EXIST  AS A RESULT OF THE PROPOSED TRADE.

___________________________

___________________________

Sign Name

Date

___________________________

Print Name

Authorization

Chief  Compliance Officer or Designee:_____________________________________________

Approved  _________________

Denied  __________________

Trading Limitations: ____________________________________________________________

Reason for Denial:  _____________________________________________________________

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit D

INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT

Name: ___________________________________

Signature: ____________________________________

Title:  ____________________________________

Date: ________________________________________

PORTFOLIO HOLDINGS INFORMATION

Check one or more applicable boxes:

    I have no reportable personal securities holdings.

    I have reportable personal securities holdings, as disclosed below.

    I have reportable securities holdings, as disclosed on the attached brokerage statements.

    The Company is in receipt of brokerage statements reflecting my personal securities holdings.

Account Number

Security Name and

Number of

Principal Amount

Broker  or Bank Name

Ticker/CUSIP

Shares/Par

Attach additional sheets as necessary.

Reviewed by:

____________________________

_____________________________

______________

Print Name

Signature

Date

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit E

QUARTERLY PERSONAL TRANSACTION REPORT

Name: ________________________________________

For the Quarter Ended: ___________________

Signature:  _____________________________________

Date: _________________________________

I am reporting below  all transactions required to be reported for the quarter pursuant to Capital Wealth Planning, LLC’s Code of Ethics.

I have completed and returned this form by the 30th calendar  day following the quarter-end.

Required Transactions to Report

I am required to report all transactions  of securities*  in which I have a direct or indirect beneficial  ownership interest.   I am  also required

to report any transaction  executed within  an automatic investment plan that  overrides  a pre-determined schedule.

“Securities” include stocks, bonds, closed-end mutual funds  and exchange-traded funds.

Transactions Not Required to be Reported

I  am  not  required  to  report  shares  of  registered  open-end  investment  companies  not  managed  by  Capital  Wealth  Planning,  LLC,

securities  issued  by  the  United  States   Government,  bankers’  acceptances,  bank  certificates  of  deposit,  commercial  paper,  money market  mutual  funds  and  other  money  market  instruments  and  transactions  effected  through  an  automatic  investment  plan  or  a  de minimis  amount  of shares (i.e. less  than 1000) of companies  with a market capitalization of  over $10 billion.

REPORTABLE TRANSACTIONS

Check one or more applicable boxes:

    I had no reportable transactions during the period.

    I had reportable transactions, as disclosed below.

    I had reportable transactions, as disclosed on the attached brokerage statements.

    The Company is in receipt of brokerage statements reflecting my reportable personal securities transactions.

If transactions are reported:

    I hereby recertify that I am aware of the Company’s policies regarding prohibition of insider trading,

and declare that I have not violated these policies in conducting personal trades during the quarter

ended _____________.    Signature: ____________________________  Date: ____________

Trade Date     Security

#Shares/

Purchase/

Price

Principal

Broker

Account

Name and

Par Int Rate/     Sale/Other

Amount

Name

Number

Ticker/CUSIP     Maturity

Attach additional sheets as necessary.

Reviewed by:

____________________________

_____________________________

______________

Print Name

Signature

Date

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit F

GIFT REPORT

From/To

Gift

Estimated Worth

Relationship to Person

Giving/Accepting

I hereby certify that I have disclosed all gifts:

___________________________

___________________________

Sign Name

Date

___________________________

Print Name

Review

I hereby certify that I have reviewed the above listed gifts:

Chief  Compliance Officer: _____________________________________________

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit G

BROKERAGE ACCOUNTS

Every  Access  Person  of  Capital  Wealth  Planning,  LLC  must  disclose  to  the  firm  any  and  all securities and futures accounts:

In the name of  the employee, over which the employee exercises discretion (express or in fact) or in which the employee has an interest.

In  the  name  of  a  related  person  of  the  employee,  over  which  such  related  person  exercises

discretion  (express  or  in  fact)  or  in  which  such  related  person  has  an  interest.   For  purposes  of

this  disclosure form,  a “related  person”  should  be  deemed to include  the employee’s  spouse  and any  other  person  with  whom  the  employee  resides  or  to  whom  the  employee  provides  financial support.

Employees are not required to disclose Federal Reserve Board “Treasury Direct” accounts.

With  respect  to  the required disclosure regarding such  accounts, please be advised of the following (please check one):



As  of  the  date  hereof,  no  such  accounts  are  in  existence.  However,  if  such  an  account will  be  opened  subsequent  to  the  date  hereof,  I  agree  to  obtain  the  approval  of  the

Compliance Officer prior to the account being opened.



Set forth below is a complete list of all such accounts (use additional forms if  necessary).

The  Compliance  Officer  will  be  sending  a  letter  requesting  duplicate  confirms  and  statements  for

each  of  the  accounts  disclosed  below.   Please  provide  accurate  account  numbers  and  mailing

addresses.

Name and Number of

Name of Organization

Address of Organization

Account

Where Account is Located

Where Account is Located

1

2.

3.

4.

.

Social Security No.:  ___________________

Employee

Name:

Employee

.

Date:  _____________________________

Signature:

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit H

OUTSIDE BUSINESS ACTIVITY QUESTIONNAIRE

1.

Do you have any outside employment or business activity?

__  YES    __  NO

If  YES, please describe: ____________________________________________________

________________________________________________________________________

________________________________________________________________________

2.

Do  you  or  any  of  your  immediate  family  members  (e.g.,  spouses,  parents,  children  or

siblings)   serve   as   a   director,   officer,   trustee   or   audit,   compensation   or   nominating

committee member for any publically traded company or business entity?

__  YES    __  NO

If  YES, please describe: ____________________________________________________

________________________________________________________________________

________________________________________________________________________

3.

Do you or any of your immediate family members hold Advisory Committee positions of  any business  entity  where  the  members  of  the  committee  have  the  ability  or  authority  to  affect or  influence  the  selection  of  investment  managers  or  the  selection  of  the investment  of  the entity’s operating, endowment, pension or other funds?

__  YES    __  NO

If  YES, please describe: ____________________________________________________

________________________________________________________________________

________________________________________________________________________

4.

Do  you  or  any  of  your  immediate family members  hold  positions  on the  Board  of  Directors,

Trustees  or  any  advisory  Committee  of  a  client  of  Capital  Wealth  Planning,  LLC  or  any

potential   client   who   is   actively   considering   engaging   Capital   Wealth   Planning,   LLC

investment advisory services?

__  YES    __  NO

If  YES, please describe: ____________________________________________________

________________________________________________________________________

________________________________________________________________________

___________________________

___________________________

Sign Name

Date

___________________________

Print Name

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit I

INSIDER TRADING AFFIDAVIT

1.    Client confidentiality is of  paramount importance in the financial services industry.  I understand that

I  may  not  communicate nonpublic information to any  party  outside  of  Capital Wealth Planning,  LLC

(the “Company”).

2.    Client files are available to me in the course of my normal work on a “need to know” basis only.

3.    I  may  not  recommend  trading  in  a  security  to  any  clients  or  other  parties  based  on  material nonpublic information.

4.    I  understand  that  I  am  required  to  submit  Quarterly  Transactions  Reports  and  Personal  Securities

Holdings  Reports  in  accordance  with  the  Company’s  Code  of  Ethics  and  that  all  transactions executed by me in my personal accounts will be reviewed by the Chief  Compliance Officer.

5.    I  understand  that  I  may  not  execute  a  trade  based  on  nonpublic  information.   If  I  obtain  nonpublic

information  about  a  security,  I  must  report  any  personal  transactions  or  transactions  of  any  related parties in that security to the Chief Compliance Officer immediately after its occurrence.

6.    I  understand  that  violation  of  the  provisions  of  this  policy  is  cause  for  immediate  discipline.    In

addition, the violation will be reported by the Company to the appropriate regulatory agency.

7.    I  understand  that  I  am  obligated  to  report  violations  of  this  policy  by  other  employees  to  the  Chief

Compliance Officer and the appropriate regulatory agency.

8.    This policy is adopted in order to prevent the misuse of material, nonpublic information by Company employees  in  violation  of  the  Investment  Advisors  Act  of  1940,  as  amended,  and  the  Insider

Trading and Securities Fraud Enforcement Act of  1988.

9.    I  agree  to  abide  by  the  Company’s  Code  of  Ethics  as  described  in  the  Company’s  Compliance

Manual, which is incorporated herein by reference.

10.  My  signature  below  indicates  that  I  have  received  a  copy  of  the  Company’s  Code  of  Ethics  and

Compliance  Manual  and  have  read  and  understood  all  applicable  provisions  relating  to  insider trading and personal securities transactions.  I agree to continually abide by these policies.

___________________________

___________________________

Sign Name

Date

___________________________

Print Name

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit J

CODE VIOLATIONS

Name of Reporting Person: _____________________

Position: ____________________________________

Date of  Report: _______________________________

Date of

Violation

Code §

Actions Taken

Violation

Review

I hereby certify that I have reviewed the above listed violations:

Chief  Compliance Officer: _____________________________________________

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009

Exhibit K

DISCIPLINARY ACTIONS

Date

Name

Code Violation

Disciplinary

Action

Capital Wealth Planning, LLC

Code of Ethics

Effective Date: July 1, 2009